CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm in the Registration Statement on Form N-2 of the Nuveen Core Equity Alpha Fund filed with the Securities and Exchange Commission in the Pre-effective Amendment No.1 to the Registration Statement under the Securities Act of 1933 (File No. 333-139962) and in this Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-22003).

/s/    PricewaterhouseCoopers LLP

Chicago, IL

February 21, 2007